Exhibit 99.1

KeySpan Corporation                                     For Immediate Release


Contacts:         Investors                             Media Relations
                  Michael J. Taunton                    Andrea Staub
                  718.403.3265                          516.545.5052
                                                        516.824.1241 (beeper)


          KeySpan Announces Net Proceeds from the Offer of Common Stock



BROOKLYN, N.Y., January 14, 2003 -- KeySpan Corporation (NYSE: KSE) announced today that its previously announced offer of 13.9 million shares of its common stock are being offered to the public through Credit Suisse First Boston at a price of $34.50 per share, generating gross proceeds of approximately $480 million and net proceeds to the Company of approximately $473 million. The shares are being offered by KeySpan pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (SEC).

Credit Suisse First Boston will be the sole underwriter for the offering and was granted an option to purchase an additional 700,000 shares within 30 days to cover over-allotments, if any.

This announcement shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investors may obtain a copy of the prospectus relating to the offering when available from Credit Suisse First Boston, Prospectus Dept., One Madison Avenue, New York, NY 10010. A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast, with 2.5 million gas customers and approximately 12,000 employees. KeySpan is also the largest investor-owned electric generator in New York State and operates Long Island's electric system under contract with the Long Island Power Authority for its 1.1 million customers. With headquarters in Brooklyn, Boston and Long Island, KeySpan also manages a dynamic portfolio of service companies. They include: KeySpan Energy Delivery, the group of regulated natural gas utilities; KeySpan Home Energy Services, a group of energy product, repair and services companies for residential and small commercial business customers; and KeySpan Business Solutions, a full-service group of energy product, repair and services companies for larger business customers. KeySpan also has strategic investments in natural-gas exploration and production, pipeline transportation, distribution and storage, and fiber-optic cable. For more information, visit KeySpan's web site at: http://www.keyspanenergy.com.
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Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual
results  to  differ   materially   from  those   forecast   or  implied  in  the
forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

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